                                 LEASE AGREEMENT

         between

         Schenck Immobilien & Services GmbH with registered Office situated at Landwehrstrasse 55, 64273 Darmstadt, Federal Republic of Germany

         hereinafter called "Schenck" or "Landlord" and

         Instron Schenck Testing Systems GmbH with registered Office situated Landwehrstrasse 55, 64273 Darmstadt, Federal Republic of Germany

         hereinafter called "IST" or "Tenant"

         Whereas, IST has acquired certain assets and related liabilities of Schenck's affiliated company Schenck Atis GmbH, Structural Testing Business pursuant to a Joint Venture Agreement dated October 25, 1996;

         Whereas, IST has conducted its Structural Testing Business at its headquarter at Landwehrstrasse, 64273 Darmstadt since such date;

         Whereas, Landlord is the owner of these premises;

         Whereas, IST has let from Landlord office and factory facilities at the Landlord's premises located in Darmstadt pursuant to a Lease Agreement of October 25, 1996;

         Whereas, therefore IST will continue to lease from Landlord these office and factory facilities in accordance with the terms and conditions hereafter set forth.

         Landlord and Tenant hereby agree with each other as follows:



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1.       PREMISES AND PARKING LOTS

         Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, certain facilities situated at Landwehrstrasse, 64273 Darmstadt, more particularly described on EXHIBIT "A" annexed hereto and made part hereof (all the foregoing hereinafter sometimes referred to. as the "Leased Premises" and sometimes referred to as the "Premises") and Tenant is entitled to use a certain amount of parking lots, situated at the Premises or nearby. The number and the situation of the parking lots is.
         listed and particularly described in EXHIBIT "B".

2.       TERM

         The initial term of this lease shall be for a period of five (5) years from April 1, 1998 and shall automatically be extended for subsequent five year periods unless terminated by Landlord with a notice period of three (3) years or by Tenant with a notice period of one (1) year.

3.       RENT

         (a) Tenant covenants and agrees to pay Landlord for the Leased Premises without previous demand therefor, during the term of this Lease the basic rent at the rate per annum equal to the sums as set forth on EXHIBIT "C" annexed hereto and made a part hereof.

                  For the first period of five years the Basic Rent is reduced by a discount of DM 9.500,-- per month.

                  Should the Index for an average four person employee household with average income ("Vier Personen Arbeitnehmer-Haushalt mit durchschnittlichem

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                  Einkommen") with the base year 1991= 100 as established by the
                  German Statistic Authority ("Statistisches Bundesarnt") increase or decrease by more than ten (10) points the parties agree to enter into good faith negotiations for an adaption of the rent in order to reflect such inflation. If the parties do not reach an agreement within 90 day from the beginning of negotiations the parties will forward the matter to an independent arbitrator whose decision shall be final and binding.

                  All basic, rent per annum shall be due and payable by Tenant in advance equal monthly installments on the third day of each and every calendar month during the term of this Lease and shall be payable by bank transfer to Landlord's Bank Account.

                  BANK:         LANDESBANK HESSEN-TH[UPSILON]FIRINGEN, DARMSTADT

                  BANK CODE:    508 500 49

                  ACCOUNT NO.:  5010559002

         (b) As herein used the term "rent" shall be deemed to include the above said rent and the Utility Expenses payable by Tenant to Landlord hereunder Section 5.(a).

4.       USE OF PREMISES

         The Leased Premises may be used for office and manufacturing, assembly and testing purposes.

5.       TAXES AND UTILITY EXPENSES


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         (a)      Tenant shall, during the term of this Lease pay simultaneously as an "Additional Rent" and when rent shall become due and payable pursuant to Section 3.(a) on a monthly basis the Utility Expenses, such as rates and charges for cold water, hot water, steam, heat, gas, electricity power, insurance fees, taxes and other services and services furnished to the Leased Premises or occupants thereof during the term of this Lease conclusively listed by category in EXHIBIT "D" annexed hereto and made a part, hereof. Tenant or Landlord may terminate certain or all of the following services:
                  Hausmeister, Gebauddereinigung und Werksreninigung furnished to the leased Premises or occupants thereof with a notice period of one (1) year.

         (b) During the term of this Lease for the period covering each calendar year, the landlord shall only once a year until August 30 calculate all actual cost pursuant to Section 5(a), If the sum of the above said payments made by the Tenant exceeds the sum of the actual cost for the items stated in
                  Section 5 (a), then the Landlord shall promptly refund the excess payment to the Tenant. If the sum of the actual cost for the items stated in Section 5 (a) are in excess of the sum of the payments made by the Tenant pursuant to Section 5 (a), then the Tenant shall promptly pay the Landlord the excess.

         (c)      For each year the Additional Rent payments stated in Section 5
                  (a) shall be based on the prior years actual cost.

6.       IMPROVEMENTS, REPAIRS, ADDITIONS, REPLACEMENTS

         (a) Tenant shall, at all times during the term of this Lease and at its own cost and expense keep the Leased Premises clean, safe and free of waste. Tenant shall keep and maintain or cause to be kept and maintained in repair and good condition the interior of the Leased Premises including the interior decorations normal wear and tear excepted.

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         (b)      Landlord shall, at all times during the term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear excepted) the Leased Premises with the exception of installations and equipment as listed in EXHIBIT "E". Landlord shall not be liable for damages which result from or arise out of or in connection with Tenant's fault negligence, acts or omissions, which shall be remedied or caused to be remedied by Tenant at its own costs and expense.

         (c) Tenant is only entitled to make alterations, changes, replacements, improvements and additions in and to the Landlord's Premises, the buildings and improvements thereon as far as Landlord provides its written consent.

         (d) On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Leased Premises broom clean and in good condition (ordinary wear and tear excepted).

7.       REQUIREMENTS OR PUBLIC AUTHORITY

         During the term of this Lease, each Party with respect to its sphere of responsibility shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations and of all other governmental authorities affecting the Leased Premises thereto or any part thereof whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed, and Tenant shall pay the costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 7.


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8.       LANDLORD'S ACCESS TO PREMISES

         Landlord or Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Leased Premises at all reasonable times subject to reasonable notice to examine same and to exhibit the Leased Premises to prospective purchasers and prospective Tenants, but in the case of prospective Tenants only during the last year of the term of this Lease. Tenant allows Landlord, Landlord's employees, officers, servants or visitors the unrestricted access to areas which are jointly used according to the Leased Premises, such as floors, cellars, toilets, restrooms etc.

9.       ASSIGNMENT AND SUBLETTING, EXTENSIONS

         (a) Tenant may not assign, sublease (in whole or in part or parts), mortgage or otherwise encumber this Lease (in whole or in part or parts) without Landlord's written consent therefor. The Tenant, however, shall have the right to sublease the Leased Premises within the Instron group of companies.

         (b) Should the parties agree that Landlord leases and lets additional premises to Tenant, and that Tenant takes and hires additional premises from Landlord, the terms, conditions, covenants and provisions of such extension of the lease shall. follow the terms, conditions, covenants and provisions of this Agreement.

10.      SIGNS

         Tenants shall have the right to install, maintain and replace in, on or over or in front of the Leased Premises or in any part thereof such signs and advertising matter as Tenant may desire, provided that Landlord shall give its written consent, which consent shall not be unreasonably withheld by Landlord. If required Landlord shall apply public permissions affecting the installation of signs and Tenant shall pay such cost and expenses.

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11.      SECURITY, SAFETY, TENANT'S ACCESS TO LANDLORD'S FACILITIES

         Tenant, its officers, agents, servants, employees, contractors, sublessees or visitors are obliged to obey the regulation related to safety, environmental matters and security at the Premises and Parking Lots. The regulations are laid down in writing and will be furnished by Landlord to Tenant on demand. Landlord shall furnish Tenant and Tenant's employees with separate ID-cards and all necessary keys to enter Premises, Parking Lots and Landlord's facilities in Darmstadt if required.

12.      INDEMNITY

         Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury to person or property sustained by anyone in and about the premises resulting from any act or omission of Tenant or its officers, agents, servants, employees, contractors (other than any company affiliated with the Landlord), visitors or sublessees.

13.      INSURANCE

         (a) Tenant shall provide at its expense, and keep in force during the term of this Lease, a general liability insurance in an insurance company licensed to do business in the Federal Republic of Germany in the amount of at least one million DM with respect to injury or death to any one, person and two million DM with respect to injury or death to more than one person in any one accident or other occurrence and one million Dollars with respect to damages to property. Tenant agrees to deliver certificates of such insurance to Schenck at the beginning of the term of this lease and thereafter not less than ten (10) days prior to the expiration of my such policy. The general liability insurances shall include an insurance against all damages occurring to the Premises resulting

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                  from any fault or negligence of Tenant as far as insurance coverage is available under usual German insurance terms and conditions.

         (b) During the term of this lease, Landlord shall keep the buildings insured against loss and damage by fire on a replacement cost basis.

14.      ENVIRONMENTAL

         Each Party shall indemnify and bold harmless the other Party from any Environmental Liabilities resulting from any acts, omissions or circumstances caused by using the Premises after the date from which the tenant has initially let the Premises from the Landlord ("Commencement Date") or existing on the Premises prior to the Commencement Date.

         (a) The Parties shall indemnify and hold harmless each other from any Environmental Liabilities resulting from any acts, omissions or circumstances caused within the sphere, of responsibility of the relevant Party, each on or after the Commencement Date, and not already caused or existing prior to the Commencement Date. The Landlord shall indemnify and hold harmless the Tenant from any Environmental Liabilities existing on the Premises at any time and not caused within the sphere of responsibility of the Tenant.

         (b)      With respect to Environmental Liabilities resulting both from
                  (i) acts, omissions and circumstances caused prior to the Commencement Date or existing on the Premises and (ii) acts, omissions and circumstances caused on or after the Commencement Date and not caused or existing prior to the Commencement Date, the relevant Party shall bear the respective liability prorated in relation to the degree or level which was caused or existing prior to or which was caused on or after the Commencement Date.


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         (c)      If it cannot be proven that the respective liability results from an act, omissions or circumstance for which one party is responsible, or if it cannot be proven for which level or degree each party is responsible then the respective Environmental Liability shall be prorated between Landlord and Tenant as follows:

              Year of Discovery after the
                   Commencement Date                Share of the Landlord               Share of the Tenant

                           2                                 80%                                20%
                           3                                 60%                                40%
                           4                                 40%                                60%
                           5                                 20%                                80%
                                                              0%                               100%

15.      FORCE MAJEURE

         In the event that Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay.

16.      GOVERNING LAW, ARBITRATION AND CONFIDENTIALITY

         With respect to Governing Law, Arbitration and Confidentiality the rules and regulations of Section 34 and 37 of the Joint Venture Agreement between Schenck Atis GmbH and Instron Corporation of October 25, 1996 shall be applicable.


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



17.      ENTIRE AGREEMENT

         This Agreement together with its Exhibits hereto represents the complete Agreement and understanding between the parties with respect to the, subject matter herein and supersedes all prior written and oral Agreement and understandings between the parties with respect thereto.

         This Agreement may not be changed orally but only by an Agreement in writing signed by the parties hereto. Tenant agrees that it is not relying on any representations or Agreements other than those contained in this Lease.


/s/ John J. F. Tattersfield                         /s/ Andreas Birk
---------------------------                         ----------------------------
(Tenant)                                            (Landlord)

Instron Schenck Testing                             Schenck Immobilien
Systems GmbH                                        & Service GmbH



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                                    EXHIBIT C


Rent IST


--------------------------------------------------------------------------------------------------------
Building No.                  Gross Space                   Rent D.M. square              Base Rent D.M.
                              square meter                  meter
--------------------------------------------------------------------------------------------------------
12                            589.06                             1.35                        7,274.89
--------------------------------------------------------------------------------------------------------
12 Cellar                      70.38                             7.26                          510.96
--------------------------------------------------------------------------------------------------------
13                            135.12                                                         2,261.00
--------------------------------------------------------------------------------------------------------
13       3                     63,52                            16.73                        1,062.68
--------------------------------------------------------------------------------------------------------
71                          1,683.05                            18.16                       30,564.19
--------------------------------------------------------------------------------------------------------
71 Cellar                     396.76                             7.26                        2,880.48
--------------------------------------------------------------------------------------------------------
30                          1,824.86                             9.30                       16,971.20
--------------------------------------------------------------------------------------------------------
30      2                     184.74                             9.30                        1,718.08
--------------------------------------------------------------------------------------------------------
30 Cellar                     549.11                             3.87                        2,125.06
--------------------------------------------------------------------------------------------------------
55                             21.46                             3.87                           83.05
--------------------------------------------------------------------------------------------------------
96 Cellar                      15.62                             7.26                          113.40
--------------------------------------------------------------------------------------------------------
Group summation             5,535.68                        65,564.89                      -65,564.89
--------------------------------------------------------------------------------------------------------
                              Discount for the first 5 years                                -9,500.00
                              --------------------------------------------------------------------------
                              Total                                                         56,064.99
                              --------------------------------------------------------------------------


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                                    Exhibit D


MIETNEBENKOSTEN 1


Klirna
Heizung
Kran
Wasser
Strom
Werkschutz


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                                    Exhibit D

MIETNEBENKOSTEN 2

Versicherung
Betriebskosten
Hausmeister
Gebaudereinigung
Werksreinigung
Gebuhren, Abgaben





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